UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 18, 2011

APPLIED VISUAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28238	54-1521616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Exchange Place, Suite H, Herndon, Virginia 20170
(Address of principal executive offices, zip code)

(703) 464-5495

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2011, Mr. Henry A. Grandizio, a Director of Applied Visual Sciences, Inc. (the “Company”), notified the Company of his decision to resign effective immediately.  Mr. Grandizio served as Chairman of the Company’s Audit Committee, and as a member of the Compensation Committee.

On October 27, 2011, Mr. Joseph C. Brothers, was appointed by the board of directors to serve as Chairman of the Audit Committee. Mr. Brothers has served as a member of the Audit Committee for the Company since April 24, 2010. Mr. Brothers, a certified public accountant, has been designated by the board of directors as the Company’s “audit committee financial expert”. Mr Brothers will continue to serve as Chairman of the Nominating Committee. The board of directors also appointed Mr. Charles T. Nash to serve as a member of the Audit Committee. Mr. Nash served as a member of the Audit Committee from 2004 through April 26, 2010. Mr. Nash will continue to serve as Chairman of the Company’s Compensation Committee and member of the Nominating Committee. Our board of directors has determined that Messrs. Brothers and Nash are “independent” as defined in Section 803A of the NYSE Amex LLC Company Guide.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED VISUAL SCIENCES, INC.
Date: November 8, 2011	By: /s/ Gregory E. Hare Gregory E. Hare Chief Financial Officer

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